EXPEDIA GROUP APPOINTS DEREK ANDERSEN AS CHIEF FINANCIAL OFFICER

Thursday, April 23, 2026, SEATTLE - Expedia Group, Inc. (Nasdaq: EXPE) today announced that Derek Andersen has been appointed Chief Financial Officer, effective May 11, 2026. As CFO, Mr. Andersen will lead Expedia Group’s global finance organization and report to Chief Executive Officer Ariane Gorin. He succeeds Scott Schenkel, who is stepping down from the role of CFO after strengthening the company’s financial foundation and supporting margin expansion over the last 16 months. Mr. Schenkel will stay on through Expedia Group’s first quarter earnings call on May 7, 2026, before departing the company on May 16, 2026.

Mr. Andersen, who will be based in Seattle, brings extensive financial experience across technology and consumer businesses and will partner closely with the leadership team to advance the company's growth and long-term value creation for shareholders, partners, and travelers worldwide.

“Derek is the right financial executive to step into this role as we continue to advance our strategy as a global travel marketplace,” said Ariane Gorin, Chief Executive Officer, Expedia Group. “His financial acumen, strategic mindset, and deep understanding of technology-driven businesses will be important as we continue to innovate and deliver sustainable long-term growth while further expanding margins.”

Gorin added, “I am grateful to Scott for his contributions during his time with Expedia Group. His operational discipline, focus on efficiency, and partnership with the business have had meaningful impact.”

“It’s been a privilege to work at Expedia Group. I’m proud of what we’ve achieved and confident the team is well positioned to continue executing its value creation strategy,” said Scott Schenkel.

“I couldn’t be more pleased to join Expedia Group at this important moment and to be returning to Seattle,” said Derek Andersen. “The company has built strong assets, from its technology and consumer brands to one of the largest B2B businesses in the industry and is well positioned to shape the future of travel. I look forward to working with Ariane and the entire leadership team to build on that foundation and drive the company’s next phase of performance and profitability.”
Mr. Andersen has led finance for high-growth, technology-driven consumer platforms across social media, streaming, ecommerce, and digital media. Prior to joining Expedia Group, he served as Chief Financial Officer of Snap Inc. from May 2019 through April 2026, having previously served as Snap’s Vice President of Finance since July 2018. Before Snap, Mr. Andersen held a variety of finance leadership roles at Amazon.com, Inc. from March 2011 to June 2018, including as Vice President of Finance supporting Amazon’s digital video business. He also held senior roles at Fox Interactive Media, including Senior Vice President, Finance and Business Operations for IGN, and Vice President, Finance. Mr. Andersen holds a B.B.A. from Acadia University, an M.B.A. from the Haas School of Business at the University of California, Berkeley, and is a CFA charterholder.

About Expedia Group

Expedia Group, Inc. (NASDAQ: EXPE) is the global travel marketplace with one purpose: to help travelers explore the world, one journey at a time. Expedia Group™ connects travelers, partners, and advertisers through its trusted brands, leading technology, and rich first-party data, delivering predictive, personalized experiences that shape the future of travel.

Expedia Group’s ecosystem includes three flagship consumer brands – Expedia®, Hotels.com®, and Vrbo®, as well as the largest B2B travel business, and a premier advertising network. Guided by an experienced and passionate global team, Expedia Group helps millions of travelers in more than 70 countries explore the world with confidence and ease.

© 2026 Expedia, Inc., an Expedia Group company.

For more information, visit www.expediagroup.com.

Media contact: press@expedia.com

Forward Looking Statements

This press release contains certain statements that constitute "forward-looking statements" within the meaning of federal securities laws, including statements regarding Expedia Group’s CFO transition and future prospects. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as "will," "continue to," "positioned to," and variations of such words and similar phrases. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in "Risk Factors" in our annual report on Form 10-K for our last fiscal year and any subsequent filings. Expedia Group assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Expedia Group’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.